UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018 (November 8, 2018)

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2018, the Company entered into an employment agreement with Jeffrey R. Knudson (the “Knudson Agreement”) pursuant to which Mr. Knudson will continue to serve as Chief Financial Officer of the Company, a position to which he was appointed effective September 28, 2018. The Knudson Agreement is consistent with the economic terms provided under the terms of the offer letter between Mr. Knudson and the Company executed on August 27, 2018, which terms were previously described in the Company’s Current Report on Form 8-K, filed with the SEC on August 29, 2018 (File No. 001-37849).  Pursuant to the Knudson Agreement, Mr. Knudson’s employment will continue for an indefinite term, subject to termination (other than for cause, as defined in the Knudson Agreement) upon at least 15 days prior written notice by either party. The Knudson Agreement provides Mr. Knudson with a base salary of $450,000, subject to annual review and adjustment at the discretion of the Board (or committee thereof). Mr. Knudson is also eligible to receive an annual bonus of up to 100% of his annual base salary, with a target annual bonus equal to 60% of his annual base salary, subject to satisfaction of performance goals set by the Board. For the Company’s fiscal year ending January 26, 2019, Mr. Knudson’s annual bonus will not be less than $180,000, conditioned on his continued employment through the payment date of annual bonus amounts. The Knudson Agreement provides that Mr. Knudson is eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. In the event of a termination of employment for any reason, Mr. Knudson is entitled to payment of any earned but unpaid base salary, accrued but unused paid-time off to the extent required by law, vested benefits in accordance with the applicable employee benefit plan, and unreimbursed business expenses. Upon a termination of employment other than for cause, death, or disability, subject to his delivery of an irrevocable general release of claims and compliance with the restrictive covenants described below, Mr. Knudson is entitled to severance payments, payable over the twelve-month period following termination of employment, in the aggregate amount equal to one year’s then current annual base salary. The Knudson Agreement includes restrictive covenants providing for non-competition, non-solicitation of employees, and non-interference with business relationships, in each case, during employment and for one year thereafter, as well as perpetual nondisclosure of confidential information and nondisparagement of the Company.

The foregoing summary of the Knudson Agreement does not purport to be complete and is qualified in its entirety by reference to the Knudson Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

In connection with Judd T. Nystrom’s resignation, Mr. Nystrom and At Home RMS Inc. entered into a separation and release agreement, on November 8, 2018 (the “Separation and Release Agreement”). Pursuant to the Separation and Release Agreement, Mr. Nystrom agreed to continue employment with the Company to assist in transitioning his responsibilities through no later than January 1, 2019 and to provide at least seven days prior written notice of his final day of employment (such date, the “Termination Date”). Subject to Mr. Nystrom’s delivery of an irrevocable  release of claims and his compliance with the notice requirement as provided by the terms of the Separation and Release Agreement, Mr. Nystrom is entitled to receive (i) $37,500 per month through the Termination Date; (ii) an unprorated bonus (based on  Mr. Nystrom’s current target bonus percentage and in consideration of actual performance) determined in the same manner as annual bonuses are determined in accordance with the Company’s current performance bonus plan by the Company’s compensation committee;  and (iii) subject to confirmation that Mr. Nystrom has fulfilled his transition responsibilities, a transition payment of $2,000,000, in accordance with the terms and conditions of his amended employment agreement. Mr. Nystrom’s outstanding equity incentive grants will continue to be governed by the terms and conditions of the Company’s various equity incentive award agreements, incorporated by reference into the Company’s Annual Report on Form 10-K, filed with the SEC on March 23, 2018 (File No. 001-37849) and attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 28, 2018, filed with the SEC on June 7, 2018 (File No. 001-37849).

In addition to the terms provided above, Mr. Nystrom’s entitlement to payment under the Separation and Release Agreement are subject to his continued compliance with the restrictive covenants set forth in his amended employment agreement including provisions regarding non-competition, non-solicitation of employees, and non-interference with business relationships, in each case, for one year following the Termination Date, as well as perpetual nondisclosure of confidential information and nondisparagement provisions.

The foregoing summary of the Separation and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation and Release Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

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Item 9.01 — Financial Statements and Exhibits

(d)     Exhibits:

Exhibit Number	Description

10.1†	Employment Agreement by and between At Home RMS Inc. and Jeffrey R. Knudson, dated as of November 8, 2018

10.2†	Separation and Release Agreement, by and between Judd T. Nystrom and At Home RMS Inc., dated as of November 8, 2018

†Indicates management contracts or compensatory plans or arrangements in which our executive officers or directors participate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: November 9, 2018	By:	/s/ MARY JANE BROUSSARD
		Name:	Mary Jane Broussard
		Title:	General Counsel and Corporate Secretary

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